UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 14, 2010

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On July 14, 2010, Skinny Nutritional Corp. (the “Company”) granted 250,000 shares of restricted stock to each of its three newly elected directors, Messrs. John J. Hewes, Francis Kelly and Michael Zuckerman. The issuance of the foregoing securities were exempt from registration under the Securities Act of 1933, as amended, under Section 4(2) thereof inasmuch as the acquirers represented to the Company that they were accredited investors and the securities were issued without any form of general solicitation or general advertising.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously announced, Ronald Wilson did not stand for re-election to Board of Directors of the Company and his resignation from the Board became effective July 14, 2010.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on July 14, 2010 in King of Prussia, Pennsylvania. The results of the matters voted on by the stockholders are set forth below. Only stockholders of record as of the close of business on May 24, 2010 were entitled to vote at the annual meeting.  As of the record date, 313,951,133 shares of common stock of the Company were outstanding and entitled to vote at the annual meeting.  At the annual meeting, 224,725,722 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.

1. The stockholders voted to elect the following directors by the votes indicated:

Nominee	For	Withheld
Michael Salaman	104,684,452	3,067,383
Donald J. McDonald	100,186,898	7,564,937
William R. Sasso	104,768,003	2,983,832
John J. Hewes	105,027,703	2,724,132
Francis Kelly	100,524,755	7,227,080
Michael Zuckerman	104,767,055	2,984,780

In addition, there were a total of 116,973,887 broker non-votes relating to this proposal.

2. The stockholders voted to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm, by the following votes:

For	Against	Abstain	Broker Non-Votes
221,952,908	1,454,044	1,318,770	---

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Donald J. McDonald
Name: Donald J. McDonald
Title: Chief Financial Officer
Date: July 16, 2010